UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2019

INTERNATIONAL MONEY EXPRESS, INC.
(Exact name of registrant as specified in charter)

Delaware	001-37986	47-4219082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9480 South Dixie Highway, Miami, Florida	33156
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 671-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

International Money Express, Inc. (the “Company”) held its annual meeting of stockholders (the “2019 Annual Meeting”) on June 26, 2019. Two proposals were submitted to the Company’s stockholders for consideration. The proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 6, 2019.  As of June 5, 2019, the record date for the 2019 Annual Meeting, 37,982,848 shares of common stock were outstanding of which 29,904,124 or 78.73% were present or represented by proxy at the 2019 Annual Meeting.  At the 2019 Annual Meeting, the Company’s stockholders (i) elected two Class I Directors to serve for a three-year term expiring upon the Company’s 2022 Annual Meeting of Stockholders, and (ii) ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. A quorum of the Company’s common shares was present for the 2019 Annual Meeting, and the final results for the votes regarding the proposals are set forth below.

Proposal 1 – Election of Class I Directors:

	Votes For	Votes Withheld	Broker Non-Votes
Class I Directors:
Stephen Paul	24,595,387	2,976,559	2,332,178
Justin Wender	24,595,387	2,976,559	2,332,178

Proposal 2 – Proposal to Ratify the Appointment of BDO USA, LLP as the Company’s Independent Registered Public Accounting Firm:

Votes For	Votes Against	Abstained
29,902,025	231	1,868

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL MONEY EXPRESS, INC.
Dated: June 28, 2019
	By:	/s/ Robert Lisy
	Name:	Robert Lisy
	Title:	President and Chief Executive Officer